                                 [LETTERHEAD of
                          KINGERY, CROUSE & HOHL P.A.]

CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We hereby consent to the use in the prospectus constituting part of this
Registration Statement on Form S-4 of our report dated January 3, 2001, with respect to the financial statements of Adar Alternative One, Inc. as of and for the period April 6, 1999 (date of incorporation) to December 31, 2000, filed with the Securities and Exchange Commission.

/s/ Kingery, Crouse & Hohl, P.A.
March 28, 2001

Tampa, Florida